EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT AND CONSENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND CONSENT (this “Agreement”) is dated as of May 29, 2014 by BREN ROAD, L.L.C., a Delaware limited liability company (the “Original Borrower”), TALON BREN ROAD, LLC, a Delaware limited liability company (“Borrower”) and BELL STATE BANK & TRUST, a North Dakota banking corporation (the “Lender”).

RECITALS

A.

Lender previously made a loan in the principal amount of $11,500,000 (“Loan”) to the Original Borrower pursuant to that certain Loan Agreement by and between the Original Borrower and Lender dated as of May 29, 2014 (the “Loan Agreement”), which Loan is further evidenced by that certain Promissory Note dated as of May 29, 2014 executed by Original Borrower and made payable to the order of Lender in the principal amount of $11,500,000 (the “Note”).

B.

The Loan is secured by: (i) a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of May 29, 2014 made by Original Borrower in favor of Lender recorded in the real estate records of Hennepin County, Minnesota on _______________, 2014 as document no. ________________ (the “Mortgage”), which Mortgage encumbers the Mortgaged Property (as defined therein), and (ii) certain other Loan Documents (as defined in the Loan Agreement).

C.

Pursuant to that certain Contribution Agreement between Talon OP, L.P. and Original Borrower dated as of May 29, 2014 (the “Contribution Agreement”), Original Borrower has contributed, or will contribute, the Mortgaged Property to the Borrower, and pursuant to the terms hereof, the Borrower will assume all of the Original Borrower’s obligations under the Loan Agreement and the other Loan Documents to which the Original Borrower is a party (the “Transaction”).

D.

As a condition precedent to Lender’s agreement to allow the Transaction, and in consideration thereof, Lender has required the execution and delivery of this Agreement by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agrees as follows:

1.

Assignment and Assumption.  Original Borrower does hereby transfer, assign, set over and otherwise convey to Borrower all of Original Borrower’s obligations under the Loan Agreement, Note, Mortgage and all other Loan Documents (as defined in the Loan Agreement) (collectively, the “Assigned Obligations”).  Borrower hereby assumes the Assigned Obligations and all of Original Borrower’s representations, warranties, liabilities, and obligations thereunder with the same force and effect as though Borrower were the original signatory thereto. Borrower agrees to perform all of Original Borrower’s obligations in connection with the Assigned Obligations from and after the date hereof.

2.

Acknowledgement and Reaffirmation.  Borrower hereby ratifies and affirms the Loan Documents and acknowledges and agrees that (a) the Loan Documents are in full force and effect following the Transaction, (b) the Loan Documents are the valid and binding obligation of Borrower, enforceable in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies), and (c) Borrower has no claims or defenses to the enforcement of the rights and remedies of Lender thereunder.

3.

Consent of Lender.  Upon satisfaction of conditions precedent described in Section 4 hereof, Lender hereby consents to the Transaction.

4.

Documents.  At or prior to the execution of this Agreement, and as a condition precedent to the effectiveness of this Agreement, the Borrower shall have satisfied the following conditions and delivered or caused to be delivered to the Lender the following documents each dated such date and in form and substance satisfactory to the Lender and duly executed by all appropriate parties:

(a)

This Agreement;

(b)

The Contribution Agreement;

(c)

The First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents, together with each of the instruments, documents and agreements required to be delivered in connection therewith;

(d)

Such other documents or instruments as the Lender may reasonably require.

5.

Merger and Integration, Superseding Effect. This Agreement, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto with respect to the specific subjects hereof and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Agreement, shall control with respect to the specific subjects hereof.

6.

Severability.  Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

7.

Successors.  This Agreement shall be binding upon the Borrower, the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and to the respective successors and assigns of the Lender.

8.

Costs and Expenses.  The Borrower agrees to reimburse the Lender, upon execution of this Agreement, for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel for the Lender) incurred in connection with this Agreement.

9.

Headings.  The headings of various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

10.

Counterparts; Digital Copies.  This Agreement may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Agreement may execute any such agreement by executing a counterpart of such agreement.  A facsimile or digital copy (pdf) of this signed Agreement shall be deemed to be an original thereof.

11.

Governing Law.  This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TALON BREN ROAD, LLC a Delaware limited liability company

By:	Talon OP, L.P., its sole member

	By:	Talon Real Estate Holding Corp.,
its general partner

	By:	/s/ Matthew G. Kaminski
Matthew G. Kaminski
Chief Executive Officer

BREN ROAD, L.L.C. a Delaware limited liability company

By:	/s/ Gerald L. Trooien
Gerald L. Trooien
Chief Manager

CONSENTED TO BY:

BELL STATE BANK & TRUST, a North Dakota banking corporation

By:	/s/ Tracy Peterson
Tracy Peterson
Senior Vice President

[Signature Page to Assumption and Assignment Agreement and Consent]